Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Mustang Bio, Inc.

New York, New York

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 16, 2020, relating to the financial statements of Mustang Bio, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Boston, Massachusetts

October 23, 2020